Exhibit 99.1

Dollar General Corporation Names Emily Taylor as Chief Operating Officer

Retailer Announces Additional Officer Changes Including Bryan Wheeler elevated to EVP, Chief Merchandising Officer; Pooh Vichidvongsa named SVP, General Merchandise Manager; and Shareeka Meadows promoted to SVP, pOpshelf®

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--Dollar General Corporation (NYSE: DG) today announced that Emily Taylor has been appointed the Company’s chief operating officer (COO) effective November 16, 2025.

Taylor, most recently the Company’s executive vice president and chief merchandising officer, brings more than 25 years of Dollar General experience to the COO role, having joined the Company in 1998. As COO, she will have responsibility for the Company’s store operations, global supply chain, merchandising, marketing and digital, real estate and store development, decision science, and process improvement organizations.

“Emily’s strategic vision and tenured understanding of the vital role DG plays in our customers’ lives will be invaluable as she expands her responsibilities as COO,” said Todd Vasos, Dollar General’s chief executive officer. “During her tenure, Emily and her team have consistently enhanced the shopping experience both in-store and through various digital and delivery initiatives, elevated the Dollar General and pOpshelf® brands, and improved operational efficiency, benefiting customers across the more than 20,000 communities we serve.”

Taylor has held roles of increasing responsibility in numerous areas across Dollar General, including merchandising, pricing, merchandise planning, financial planning and analysis, and investor relations. In 2014, she was named senior vice president, general merchandise manager, with responsibility for non-consumable merchandising, and where she helped to create and launch the Company’s Non-Consumable Initiative (NCI). In 2019, Taylor was named senior vice president of channel innovation and led the development and launch of the Company’s pOpshelf® stores. Since being named evp, chief merchandising officer in September 2020, Taylor has overseen DG’s merchandising, marketing and digital, global sourcing, merchandise operations, inventory management, in-store experience efforts, delivery initiatives and pOpshelf®.

Taylor has been recognized for her achievements as a trailblazer in the retail space and in 2025 was honored as Merchant of the Year by Mass Market Retailers (MMR) and named to the Chain Store Age Retail’s Top Women 2025 list. Other accolades include the 2024 Progressive Grocer Top Women in Grocery list, 2021 Store Brands’ Top Women Impacting Storebrand Excellence list, 2018 MMR People Who Make a Difference list and MMR Most Influential Women in Retail list from 2016-2020. Taylor earned a Bachelor of Arts degree from the University of North Carolina at Asheville and her MBA from Owen Graduate School of Management at Vanderbilt University.

In conjunction with Taylor’s appointment, Dollar General is pleased to announce additional organizational changes including the promotion of Bryan Wheeler  to executive vice president and chief merchandising officer; the transition of Pooh Vichidvongsa to senior vice president, general merchandise manager; and the elevation of Shareeka Meadows to senior vice president, pOpshelf®.

“Elevating and expanding the roles of Bryan (Wheeler), Pooh (Vichidvongsa) and Shareeka (Meadows) recognizes the ongoing contributions of these three leaders, aligns with our strategic growth across merchandising, and supports an operating priority to invest in the growth and development of our teams,” continued Vasos. “With a strong, experienced leadership team in place across store operations, supply chain, and merchandising, the Company is well-positioned to advance under Emily’s leadership as COO.”

As executive vice president and chief merchandising officer, Wheeler will lead all consumable and non-consumable merchandising initiatives, global sourcing, merchandise operations, global inventory management and in-store experience efforts for Dollar General and pOpshelf®. Wheeler’s career spans more than four decades in merchandising, operations and planning. He joined DG in 2006 as vice president, division merchandise manager and has served as senior vice president, general merchandise manager since 2017. Prior to joining DG, Wheeler spent more than 20 years at Kmart in roles spanning merchandising, store operations and supply chain.

Vichidvongsa has served as senior vice president, pOpshelf® since 2024 leading merchandising, marketing and store operations for all stores in 21 states. She now returns to the Dollar General line of business as its senior vice president, general merchandise manager leading categories within family care, including paper, home cleaning, pet and health & beauty as well as private brand strategy. Vichidvongsa joined DG in 2008 and has held several roles including vice president and division merchandise manager for categories in home, holiday, health and beauty; and was instrumental in DG’s NCI rollout. In 2025, Vichidvongsa was named to Home Accents Today’s 20 People to Watch list and has been honored among MMR’s Most Influential Women in Retail in 2023 and INvolve’s HERoes 100 Future Leaders Role Models list in 2022.

Meadows, who joined DG in 2012, has served as vice president, division merchandise manager for pOpshelf® since 2024. In her new role as SVP, pOpshelf®, she will oversee the entire pOpshelf® line of business including merchandising, marketing and store operations. Before shifting to pOpshelf®, Meadows held various roles of increasing responsibility at DG including senior buyer, senior director, and vice president, division merchandise manager of apparel and stationery. Meadows was named to the INvolve’s HERoes 100 Future Leaders Role Models list in 2023, INvolve’s EMpower 100 Future Leaders Role Models list in 2022 and MMR’s Most Influential Women in Retail in 2022.

In addition to these organizational moves and effective November 12th, the Company has eliminated the position of executive vice president, strategy and development and has announced that Steve Deckard has left the Company.

About Dollar General Corporation

Dollar General Corporation (NYSE: DG) is proud to serve as America’s neighborhood general store. Founded in 1939, Dollar General lives its mission of Serving Others every day by providing access to affordable products and services for its customers, career opportunities for its employees, and literacy and education support for its hometown communities. As of August 1, 2025, the Company’s 20,746 Dollar General, DG Market, DGX and pOpshelf® stores across the United States and Mi Súper Dollar General stores in Mexico provide everyday essentials including food, health and wellness products, cleaning and laundry supplies, self-care and beauty items, and seasonal décor from our high-quality private brands alongside many of the world’s most trusted brands such as Coca Cola, PepsiCo/Frito-Lay, General Mills, Hershey, J.M. Smucker, Kraft, Mars, Nestlé, Procter & Gamble and Unilever.

Contacts

Media Hotline: 1-877-944-DGPR (3477)

dgpr@dollargeneral.com

Media Content